SECURITY AGREEMENT


         This SECURITY AGREEMENT (this "Agreement") dated as of June 16, 1997 is among THE MUSICLAND GROUP, INC., a Delaware corporation ("Borrower"); the subsidiaries of the Borrower listed on the signature pages hereof (the
"Subsidiaries"); such other persons or entities which from time to time become parties hereto (collectively, including the Borrower and the Subsidiaries, but excluding the Collateral Agent, the "Debtors" and individually each a "Debtor"); and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, in its capacity as collateral agent for the Lender Parties referred to below (in such capacity, the "Collateral Agent").

                               W I T N E S S E T H

         WHEREAS, Musicland Stores Corporation, a Delaware corporation ("MSC"), and the Borrower have entered into a Credit Agreement dated as of October 7, 1994 (as amended or otherwise modified from time to time, the "Credit Agreement") with various financial institutions and Morgan Guaranty Trust Company of New York, as agent (in such capacity, the "Credit Agent"), pursuant to which such financial institutions have made available to the Borrower a revolving credit facility with a letter of credit subfacility;

         WHEREAS, MSC and the Borrower have entered into a Term Loan Agreement dated as of the date hereof (as amended or otherwise modified from time to time, the "Term Loan Agreement") with various financial institutions and Morgan Guaranty Trust Company of New York, as agent (in such capacity, the "Term Agent"), pursuant to which such financial institutions have committed to extend term loans to the Borrower;

         WHEREAS, each of the Subsidiaries has executed and delivered a subsidiary guaranty (as amended or otherwise modified from time to time, the "Subsidiary Credit Guaranty") of the obligations of the Borrower under the Credit Agreement;

         WHEREAS, each of the Subsidiaries has executed and delivered a subsidiary guaranty (as amended or otherwise modified from time to time, the "Subsidiary Term Guaranty") of the obligations of the Borrower under the Term Loan Agreement; and

         WHEREAS, the obligations of the Borrower under the Credit Agreement and the Term Loan Agreement and the obligations of each other Debtor under the Subsidiary Credit Guaranty and the Subsidiary Term Guaranty are to be secured pursuant to, and subject to the limitations of, this Agreement;

         NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Borrower under or in connection with the Credit Agreement or the Term Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Definitions. When used herein, the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

         Collateral means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

         Default means the occurrence of: (a) any Event of Default under and as defined in Section 6.1(a), (g) or (h) of the Credit Agreement; or (b) any Event of Default under and as defined in Section 6.1(a), (f), (g) or (h) of the Term Loan Agreement.

         Inventory means, with respect to any Debtor, all goods of such Debtor which are of a type sold by such Debtor in the ordinary course of business.

         Lender Party means the Agent and each Bank under and as defined in the Credit Agreement and the Agent and each Bank under and as defined in the Term Loan Agreement.

         Liabilities means, as to each Debtor, (i) all obligations (monetary or otherwise) of such Debtor under the Term Loan Agreement, any Note (under and as defined in the Term Loan Agreement) or the Subsidiary Term Guaranty, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, (ii) all obligations of such Debtor under the Credit Agreement, any Note (under and as defined in the Credit Agreement) or the Subsidiary Guaranty to pay all or any portion of the Secured Amount, whether direct or indirect, absolute or contingent, or due or to become due, and (iii) all obligations of such Debtor hereunder.

         Lien means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         Permitted Liens means any Lien expressly permitted by Section 5.6 of the Term Loan Agreement and, so long as there is any Secured Amount (or any obligation under the Credit Agreement to make loans or other extensions of credit which would result in a Secured Amount), Section 5.14 of the Credit Agreement.

         Person  means  an  individual,   a  corporation,   a  partnership,   an
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Required Lender Parties means the Required Banks as defined in the Credit Agreement and the Required Banks as defined in the Term Loan Agreement.

         Secured Amount means the amount (if any) by which the Outstanding Credit Extensions (as defined in the Credit Agreement) exceed $245,000,000. The Secured Amount does not include interest, fees or other amounts payable under the Credit Agreement or any other Loan Document (as defined in the Credit Agreement) other than principal of Loans (as defined in the Credit Agreement) and Letter of Credit Liabilities (as defined in the Credit Agreement) to the extent set forth in the foregoing sentence.

         Uniform Commercial Code means the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement.

         Grant of Security Interest. As security for the payment of all Liabilities, each Debtor hereby assigns to the Collateral Agent for the benefit of the Lender Parties, and grants to the Collateral Agent for the benefit of the Lender Parties a continuing security interest in, all of such Debtor's right, title and interest in any Inventory, whether now or hereafter existing or acquired, together with all proceeds thereof.

         Warranties. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Collateral Agent or in connection with Permitted Liens) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all of its Collateral, free of all Liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Collateral Agent or any Lender Party is and will be true and correct in all material respects as of the date furnished; (iv) such Debtor's chief executive office and principal place of business are as set forth on Schedule I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after January 1, 1997); (v) each other location where such Debtor maintains a place of business or where Inventory of such Debtor is located is set forth on Schedule II hereto; (vi) except as set forth on Schedule III hereto, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as set forth on Schedule III hereto, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (ix) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; and (x) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement is limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by equitable principles relating to enforceability.

         4. Agreements of the Debtors. Each Debtor: (a) will, upon request of the Collateral Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed appropriate by the Collateral Agent) and do such other acts and things, all as the Collateral Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other Liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its addresses shown on Schedules I and II hereto or at such other addresses of which such Debtor shall have given the Collateral Agent not less than five business days' prior written notice; (c) will furnish the Collateral Agent such information concerning such Debtor and the Collateral as the Collateral Agent may from time to time reasonably request; (d) will permit the Collateral Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice after the occurrence and during the continuance of a Default) to inspect such Debtor's Inventory, and to inspect, audit and make copies of and extracts from all records and other papers in the possession of such Debtor pertaining to the Collateral, and will, upon request of the Collateral Agent after the occurrence and during the continuance of a Default, deliver to the Collateral Agent all of such records and papers; (e) without limiting the provisions of Section 5.3 of the Credit Agreement and Section 5.3 of the Term Loan Agreement, will at all times keep all of its Inventory insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Collateral Agent as its interest may appear in an amount equal to 100% of such insurance proceeds (or other similar recoveries) net of any collection expenses (provided that, so long as no Default exists, such proceeds may be paid directly to the applicable Debtor) and such policies or certificates thereof shall, if the Collateral Agent so requests, be deposited with or furnished to the Collateral Agent; and (f) will reimburse the Collateral Agent for all reasonable expenses, including reasonable fees and charges of counsel, incurred by the Collateral Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral. Notwithstanding the foregoing provisions of this Section 4 or any other provision of this Agreement, TMG U.K. Delaware may keep Inventory at locations in Europe not listed on the Schedules hereto and shall have no obligation to perfect the Collateral Agent's interest in such Inventory.

         5. Proceeds of Collateral. Upon request by the Collateral Agent after the occurrence and during the continuance of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Collateral Agent, in the form received, all cash and instruments (properly endorsed, where required, so that such items may be collected by the Collateral Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Collateral Agent may otherwise consent in writing, any such cash and instruments which may be so received by any Debtor will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Collateral Agent until delivery is made to the Collateral Agent. Each Debtor will comply with the terms and conditions of any consent given by the Collateral Agent pursuant to the foregoing sentence.

         The  Collateral  Agent is  authorized  to  endorse,  in the name of the
applicable   Debtor,  any  item,  however  received  by  the  Collateral  Agent, representing any payment on or other proceeds of any of the Collateral.

         6. Default. Whenever a Default shall have occurred and be continuing, the Collateral Agent may exercise from time to time any right or remedy available to it under applicable law. Each Debtor agrees, in case of the occurrence and during the continuance of a Default, to assemble, at its expense, all its Inventory at a convenient place or places reasonably acceptable to the Collateral Agent. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition. Any and all proceeds of disposition or other realization on the Collateral received by the Collateral Agent in connection with any enforcement, sale, collection (including judicial or non-judicial foreclosure) or similar proceedings with respect to the Collateral shall be applied by the Collateral Agent as follows:

     FIRST: To the payment of the reasonable costs and expenses of such disposition, collection or other realization, including the reasonable fees and charges of counsel to the Collateral Agent, and all reasonable expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith;

     SECOND: To the ratable payment of the Liabilities then due and owing to the Lender Parties under the Term Loan Agreement and the Loan Documents (as defined in the Term Loan Agreement);

     THIRD: To the ratable payment of the Liabilities then due and owing to the Lender Parties under the Credit Agreement and the Loan Documents (as defined in the Credit Agreement); and

     FOURTH: After payment in full of all Liabilities, any surplus then remaining from such proceeds shall be paid to the applicable Debtor or to whomsoever may be lawfully entitled to receive the same or paid as a court of competent jurisdiction may direct.

         Until such proceeds are so applied, the Collateral Agent shall hold such proceeds in its custody in accordance with its regular procedures for handling deposited funds.

         7. General. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the applicable Debtor requests in writing, but failure of the Collateral Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Collateral Agent to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

         Any notice from the Collateral Agent to any Debtor, if mailed, shall be deemed given on the third Domestic Business Day (as defined in the Credit Agreement) after the date mailed, postage prepaid, addressed to such Debtor either at such Debtor's address shown on Schedule I hereto or at such other address as such Debtor shall have specified in writing to the Collateral Agent as its address for notices hereunder.

         Each of the Debtors agrees to pay all reasonable expenses (including, without limitation, reasonable fees and charges of counsel) paid or incurred by the Collateral Agent or any Lender Party in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

         No delay on the part of the Collateral Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Collateral Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

         No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and is signed by the Collateral Agent (acting with the consent of the Required Lender Parties) and the Debtors.

         This Agreement shall remain in full force and effect until all Liabilities (other than Liabilities in the nature of continuing indemnification obligations) have been paid in full and all commitments to create Liabilities have terminated (at which time the Agent shall, at the expense of the Debtors, execute and deliver such documents (including UCC termination statements) as the Debtors may reasonably request to release the security interest granted herein). If at any time all or any part of any payment theretofore applied by the Collateral Agent or any Lender Party to any of the Liabilities is or must be rescinded or returned by the Collateral Agent or such Lender Party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent or such Lender Party, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent or such Lender Party had not been made.

         This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Inventory of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         The rights and privileges of the Collateral Agent hereunder shall inure to the benefit of its successors and assigns.

         The Collateral Agent may resign at any time by giving notice to the Lender Parties and the Borrower. Upon any such resignation, the Required Lender Parties shall have the right (subject to the consent of the Borrower so long as no Default exists) to appoint a successor Collateral Agent. If no successor
Collateral Agent shall have been so appointed by the Required Lender Parties, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent gives notice of resignation, then the retiring Collateral Agent may (subject to the consent of the Borrower so long as no Default exists), on behalf of the Lender Parties, appoint a successor Collateral Agent, which shall be a commercial bank organized or licensed under the laws of the United States or any State thereof and having a combined capital and surplus of at least
$50,000,000. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of Section 7 of each of the Credit

Agreement and the Term Loan Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement.

         ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE UNDERSIGNED, AND BY ACCEPTING THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH LENDER PARTY, CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE DEBTORS, THE COLLATERAL AGENT AND EACH LENDER PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE DEBTORS, THE COLLATERAL AGENT AND EACH LENDER PARTY EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         EACH OF THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) EACH OF THE COLLATERAL AGENT AND EACH LENDER PARTY, WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE DEBTORS, THE COLLATERAL AGENT AND THE LENDER PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR

RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT HEREOF.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                                  THE MUSICLAND GROUP, INC.



                                                  By:
                                                  Title:


                                                  MEDIA PLAY, INC.



                                                  By:
                                                  Title:


                                                  ON CUE, INC.



                                                  By:
                                                  Title:


                                                  TMG CARIBBEAN, INC.



                                                  By:
                                                  Title:


                                                  TMG U.K. - DELAWARE, INC.



                                                  By:
                                                  Title:

                                                  TMG-VIRGIN ISLANDS, INC.



                                                  By:
                                                  Title:


                                                  REQUEST MEDIA, INC.



                                                  By:
                                                  Title:


                                                  MUSICLAND RETAIL, INC.



                                                  By:
                                                  Title:


                                                  MSC BOOKSTORE, INC.



                                                  By:
                                                  Title:


                                                  TMG-DIRECT MARKETING, INC.



                                                  By:
                                                  Title:


                                                  MG FINANCIAL SERVICES, INC.


                                                  By:
                                                  Title:

                                                  ORCHARD LANE MUSIC, INC.



                                                  By:
                                                  Title:

                                                  MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK, as Collateral
                                                  Agemt


                                                  By:
                                                  Title:

     Additional signature page to the Security Agreement dated as of June 16, 1997 among The Musicland Group, Inc., various other debtors and Morgan Guaranty Trust Company of New York, as Collateral Agent.

     The undersigned is executing a counterpart hereof for purposes of becoming a party hereto:




                                                   By:
                                                   Title:

                                   SCHEDULE I
                              TO SECURITY AGREEMENT


                             CHIEF EXECUTIVE OFFICES


     The Chief Executive Office of each Debtor is located at 10400 Yellow Circle Drive, Minnetonka, Minnesota 55343

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

                                    ADDRESSES


                              - See attached list -

                                  SCHEDULE III
                              TO SECURITY AGREEMENT

                      TRADE NAMES, PRIOR LEGAL NAMES, ETC.